                                                                   EXHIBIT 10.33

                                                                  EXECUTION COPY

                         CONFIDENTIAL TREATMENT REQUESTED; PORTIONS OMITTED FROM
                          THE PUBLICLY-FILED DOCUMENT AND FOR WHICH CONFIDENTIAL
                               TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK

================================================================================

                             SHAREHOLDERS' AGREEMENT

                                  by and among

                 SHENZHEN HUAWEI INVESTMENT & HOLDING CO. LTD.,

                                3COM TECHNOLOGIES

                                       and

                              HUAWEI-3COM CO., LTD.

                          DATED AS OF NOVEMBER 15, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................     2
   SECTION 1.01. Certain Defined Terms...................................     2
   SECTION 1.02. Definitions.............................................     7
   SECTION 1.03. Interpretation and Rules of Construction................     8

ARTICLE II ORGANIZATIONAL DOCUMENTS......................................     9
   SECTION 2.01. Memorandum and Articles of Association of the JVCO and
      the WFOE...........................................................     9

ARTICLE III CORPORATE GOVERNANCE.........................................     9
   SECTION 3.01. Powers of the Board.....................................     9
   SECTION 3.02. Directors...............................................     9
   SECTION 3.03. Composition of Board....................................     9
   SECTION 3.04. Subsequent Nominations..................................    10
   SECTION 3.05. Removal.................................................    11
   SECTION 3.06. Vacancies...............................................    11
   SECTION 3.07. Covenant to Vote........................................    11
   SECTION 3.08. Chairman of the Board...................................    11
   SECTION 3.09. Committees of the Board.................................    12
   SECTION 3.10. Steering Committee......................................    12
   SECTION 3.11. Nomination and Compensation Committee...................    12
   SECTION 3.12. Audit Committee.........................................    12
   SECTION 3.13. OEM Committee...........................................    13
   SECTION 3.14. R&D Committee...........................................    13
   SECTION 3.15. Action by the Board.....................................    14
   SECTION 3.16. Action by the Shareholders..............................    16
   SECTION 3.17. Approval of Annual Business Plan and Budget and
      Long-Term Strategic Plan...........................................    16
   SECTION 3.18. Executive Management....................................    16
   SECTION 3.19. Director's Undertaking..................................    17
   SECTION 3.20. Executive's Undertaking.................................    17

ARTICLE IV ADDITIONAL SHAREHOLDER FUNDING................................    18
   SECTION 4.01. Additional Capital Contributions........................    18
   SECTION 4.02. Shareholder Loans.......................................    19
   SECTION 4.03. Extraordinary Funding Requirement.......................    19

ARTICLE V RESTRICTIONS ON TRANSFER.......................................    20
   SECTION 5.01. General.................................................    20
   SECTION 5.02. New Shareholders........................................    20
   SECTION 5.03. Recognition of Transfer by the JVCO.....................    20
   SECTION 5.04. Rights of First Refusal on Shares.......................    20
   SECTION 5.05. Co-sale Right...........................................    21
   SECTION 5.06. Permitted Transferees...................................    22
   SECTION 5.07. Participation Rights....................................    22
   SECTION 5.08. Effect of Purchase......................................    23
   SECTION 5.09. Legends.................................................    23
   SECTION 5.10. Market Standoff.........................................    24
   SECTION 5.11. Termination.............................................    24

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            PAGE
                                                                            ----
ARTICLE VI SALES MATTERS AND OEM ARRANGEMENTS............................    24
   SECTION 6.01. Principal Products of the JVCO..........................    24
   SECTION 6.02. *.......................................................    24
   SECTION 6.03. *.......................................................    24
   SECTION 6.04. Sales of 3Com Products and 3Com Branded Products........    25
   SECTION 6.05. Designated Territory Determinations.....................    25
   SECTION 6.06. *.......................................................    26
   SECTION 6.07. *.......................................................    26
   SECTION 6.08. Passive Sales...........................................    26
   SECTION 6.09. General.................................................    26

ARTICLE VII ADDITIONAL AGREEMENTS........................................    26
   SECTION 7.01. Financial Information...................................    26
   SECTION 7.02. Access to Information...................................    26
   SECTION 7.03. *.......................................................    27
   SECTION 7.04. Confidentiality.........................................    27
   SECTION 7.05. Product Branding........................................    27
   SECTION 7.06. Cooperation Regarding Research and Development..........    27
   SECTION 7.07. Ownership of Net Outstanding Shares.....................    28
   SECTION 7.08. Dividend Policy.........................................    28

ARTICLE VIII CALL OPTION; TERMINATION....................................    28
   SECTION 8.01. Call Option Upon Certain Events.........................    28
   SECTION 8.02. Call Option After Third Anniversary.....................    30
   SECTION 8.03. 3Com Option to Purchase.................................    30
   SECTION 8.04. Termination.............................................    31

ARTICLE IX TAX MATTERS...................................................    31
   SECTION 9.01. Operational Tax Matters.................................    31

ARTICLE X GENERAL PROVISIONS.............................................    32
   SECTION 10.01. Conflict with Memorandum and Articles of Association
      of the JVCO or the Articles of Association of the WFOE.............    32
   SECTION 10.02. Further Action.........................................    32
   SECTION 10.03. Indemnities............................................    32
   SECTION 10.04. Expenses...............................................    34
   SECTION 10.05. Notices................................................    34
   SECTION 10.06. Public Announcements...................................    35
   SECTION 10.07. Severability...........................................    35
   SECTION 10.08. Entire Agreement.......................................    36
   SECTION 10.09. Assignment.............................................    36
   SECTION 10.10. No Third Party Beneficiaries...........................    36
   SECTION 10.11. Amendment and Waiver...................................    36
   SECTION 10.12. Governing Law..........................................    36
   SECTION 10.13. Dispute Resolution.....................................    36
   SECTION 10.14. Counterparts...........................................    37
   SECTION 10.15. Languages..............................................    37
   SECTION 10.16. Specific Performance...................................    37

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            PAGE
                                                                            ----
   SCHEDULES:
   Schedule A Initial Shareholders
   Schedule B-1 *
   Schedule B-2 *
   Schedule C *
   Schedule D *

   EXHIBITS:
   Exhibit A Memorandum and Articles of Association of the JVCO
   Exhibit B Articles of Association of the WFOE

                             SHAREHOLDERS' AGREEMENT

     SHAREHOLDERS' AGREEMENT, dated as of November 15, 2003, by and among SHENZHEN HUAWEI INVESTMENT & HOLDING CO. LTD., a limited liability company organized and existing under the laws of the People's Republic of China ("Huawei Holding"), 3COM TECHNOLOGIES, a corporation organized under the laws of the Cayman Islands and a wholly owned subsidiary of 3Com Corporation ("3Com") ("3Com Technologies" and, together with 3Com, the "3Com Parties") and HUAWEI-3COM CO., LTD., a company incorporated under the laws of Hong Kong (the "JVCO"; each of the JVCO, Huawei Holding and 3Com Technologies, a "Party" and, collectively, the "Parties"). Capitalized terms that are used herein shall have the respective meanings ascribed thereto in Article I.

                                   WITNESSETH:

     WHEREAS, Huawei Holding owns a 51% equity interest in the JVCO and 3Com Technologies owns a 49% equity interest in the JVCO;

     WHEREAS, Huawei Holding owns a 99.99% equity interest in Huawei Technologies Co., Ltd., a limited liability company organized and existing under the laws of the People's Republic of China ("Huawei Technologies" and, together with Huawei Holding, the "Huawei Parties");

     WHEREAS, the Parties desire to improve upon currently available and complementary technologies, create new technologies and develop new products;

     WHEREAS, the Parties desire to combine complementary distribution channels and gain access to new markets for existing products or for new products for distribution into existing markets;

     WHEREAS, Huawei Technologies, 3Com and 3Com Technologies entered into the Contribution Agreement providing for the establishment of the JVCO for the purpose of conducting their combined enterprise data communications businesses in the People's Republic of China (the "PRC");

     WHEREAS, the Contribution Agreement provides that Huawei Technologies and 3Com Technologies shall contribute to the JVCO and to Hangzhou Huawei Holding-3Com Technology Co., Ltd., a wholly owned subsidiary of the JVCO organized under the laws of the PRC (the "WFOE" and, together with the JVCO, the "JVCO Entities") the Huawei Contributed Assets and the 3Com Contributed Assets (as such terms are defined in the Contribution Agreement), respectively;

     WHEREAS, Huawei Technologies transferred its shares in the JVCO to Huawei Holding (the "Share Transfer") on November 3, 2003;

     WHEREAS, Huawei Holding, Huawei Technologies, 3Com and 3Com Technologies entered into a Supplemental Agreement to the Contribution Agreement (the "Supplemental Agreement"), dated as of the Closing Date, to reflect the Share Transfer and other developments since the date of execution of the Contribution Agreement;

     WHEREAS, the execution of this Agreement is a condition to the obligations of Huawei Holding, Huawei Technologies and the 3Com Parties to consummate the transactions contemplated by the Contribution Agreement and the Supplemental Agreement; and

     WHEREAS, as a condition of the consummation of the transactions contemplated by the Contribution Agreement and the Supplemental Agreement, Huawei Holding, Huawei Technologies and the 3Com Parties have agreed that, concurrently with the execution of this Agreement, (a) Huawei Technologies, 3Com Technologies and the JVCO shall enter into the Transition Services Agreement,
(b) Huawei Technologies, 3Com, 3Com Technologies, the JVCO and the WFOE shall enter into the Indemnification Agreement, (c) Huawei Technologies, the JVCO and the Predecessor Entity (as defined in the Contribution Agreement) shall enter into the Huawei License Agreement, (d) 3Com Technologies, the JVCO and the Predecessor Entity shall enter into the 3Com License Agreement and (e) 3Com, Huawei Technologies and the JVCO shall enter into the OEM Agreements.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

               SECTION 1.01. Certain Defined Terms. For purposes of this
Agreement:

     "3Com Brand" means a trademark owned by 3Com.

     "3Com License Agreement" means the License Agreement to be entered into by and among 3Com Technologies, the JVCO and the Predecessor Entity on the Closing Date.

     "3Com Products" means the products set forth on Schedule D, as may be amended from time to time by the OEM Committee.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the purposes of this Agreement, the JVCO Entities, the Huawei Parties and the 3Com Parties are not Affiliates of each other.

     "Agreement" or "this Agreement" means this Shareholders' Agreement, dated as of the Closing Date, by and among Huawei Holding, 3Com Technologies and the JVCO (including the Exhibits and Schedules hereto) and all amendments hereto made in accordance with the provisions of Section 10.11.

     "Board" means the board of directors of the JVCO.

     "Business" means the research, development, manufacture, marketing and sale of JVCO Products.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by applicable Law to be closed in Hong Kong.

     "Carrier Customers" means telecommunications service providers, including incumbent local exchange carriers, interexchange carriers, post, telephone and telegraph administrations, competitive local exchange carriers, wireless service providers, internet service providers and other alternative service providers that mediate communications between a multitude of unaffiliated customers. With respect to an entity with a discrete business unit that primarily provides any of the services described above, "Carrier Customer" means only such discrete business unit of such entity.

     "Change of Control" with respect to a Party means any transaction or series of related transactions in which a Person or group (within the meaning of Rule 13d-1 of the Exchange Act), in each case excluding the other Party or any of its Affiliates, shall have acquired, directly or indirectly, including pursuant to a sale of assets, tender offer, exchange offer, merger, consolidation, joint venture, business combination, recapitalization, liquidation, dissolution or similar transaction, more than 50% of the then outstanding voting power of such Party or all or substantially all the assets of such Party.

     "Closing" and "Closing Date" have the meanings specified in the Contribution Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

     "Confidential Information Agreement" means the Amended and Restated Confidential Information Agreement, dated as of the Closing Date, by and among Huawei Technologies, 3Com and the JVCO (including the Exhibits and Schedules thereto) and all amendments thereto.

     "Contributed Assets" has the meaning set forth in the Contribution
Agreement.

     "Contribution Agreement" means the Contribution Agreement, dated as of March 19, 2003, by and among Huawei Technologies, 3Com and 3Com Technologies (including the Exhibits and Schedules thereto) and all amendments thereto.

     "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise, including the ownership, directly or indirectly, of securities or ownership interests having the power to elect a majority of the board of directors or similar body governing the affairs of such person.

     "Co-Ownership Agreement" means the Co-Ownership Agreement to be entered into by and between the WFOE and the JVCO at or prior to the Closing.

     "Director" means a member of the Board.

     "Encumbrance" means any security interest, pledge, mortgage, lien, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, or any right of termination, amendment, acceleration, suspension, revocation, cancellation, right of first refusal, right of first offer, put right, obligation to tender or similar transfer restriction.

     "Enterprise Customers" shall mean all customers other than Carrier
Customers.

     "Equity Equivalents" means any (a) Shares and (b) outstanding rights to acquire Shares or other equity interests in the JVCO (including any securities exercisable for or otherwise convertible into equity securities of the JVCO), measured on an as-converted to ordinary shares basis.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Financial Statements" means true and complete copies of the consolidated audited balance sheet of the JVCO as of the last day of the JVCO's fiscal year and the related statements of income, retained earnings, shareholders' equity and cash flows of the JVCO for the fiscal year, together with all related notes and schedules thereto, prepared in accordance with U.S. GAAP, accompanied by the report thereon of the JVCO's independent auditors.

     "Governmental Authority" means any foreign, federal, national, supranational, state, provincial, municipal, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Hong Kong" means the Hong Kong Special Administrative Region of the PRC.

     "Huawei Brand" means a trademark owned by Huawei Technologies.

     "Huawei Contributed Product Designs" means the designs and Technology for Huawei Technologies' LAN switch products (excluding LAN switch 8016) and low-end and mid-range (46xx series and below) router products, as more fully described in Exhibit C to the Huawei License Agreement.

     "Huawei Contributed Products" means products manufactured by or for the JVCO Entities and based on the Huawei Contributed Product Designs.

     "Huawei License Agreement" means the License Agreement to be entered into by and among Huawei Technologies, the JVCO and the Predecessor Entity on the Closing Date.

     "Huawei Products" means the products set forth on Schedule C, as may be amended from time to time by the OEM Committee.

     "IAS" means international accounting standards.

     "Indemnification Agreement" means the Indemnification Agreement to be entered into by and among, Huawei Technologies, 3Com, 3Com Technologies, the JVCO and the WFOE at the Closing.

     "Intellectual Property Rights" means all rights in intellectual property of any type throughout the world, including but not limited to the following: (a) patents and patent applications, including provisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and all other rights corresponding thereto throughout the world; (b) trade secrets and all other rights in know-how and confidential or proprietary information and all other rights corresponding thereto throughout the world; (c) database rights, common law copyrights, copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (d) mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (e) industrial designs and any registrations and applications therefor throughout the world; (f) rights in World Wide Web addresses and domain names and applications and registrations therefor; and (g) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefore and all other rights corresponding thereto throughout the world.

     "Interim Financial Statements" means true and complete copies of the consolidated unaudited balance sheet of the JVCO as of the last day of each fiscal quarter of the JVCO and the related statements of income, retained earnings, shareholders' equity and cash flows of the JVCO for each such fiscal quarter, together with all related notes and schedules thereto, prepared in accordance with U.S. GAAP.

     "Inventions" means findings, discoveries, inventions, additions, modifications, formulations, variations, enhancements, refinements or derivative works (whether or not patentable).

     "JVCO Products" means products manufactured by or for the JVCO Entities based either on designs for Huawei Contributed Products or designs owned by the JVCO Entities.

     "Law" means any foreign, federal, national, supranational, state, provincial, municipal, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.

     "LIBOR" means London Interbank Offered Rate.

     "Net Outstanding Shares" means the then outstanding Equity Equivalents held by Huawei Holding and its Affiliates and 3Com and its Affiliates, on an aggregate basis, but excluding any Equity Equivalents issued pursuant to a Non-participation Issuance.

     "OEM" means original equipment manufacturing.

     "OEM Agreements" shall mean the following agreements: (a) the "JVCO-Huawei OEM Agreement" between the JVCO and Huawei Technologies under which the JVCO will supply JVCO Products to Huawei Technologies for resale by Huawei Technologies, (b) the "Huawei-JVCO OEM Agreement" between Huawei Technologies and the JVCO under which Huawei Technologies will supply Huawei Products to the JVCO for resale by the JVCO, (c) the "JVCO-3Com OEM Agreement" between the JVCO and 3Com under which the JVCO will supply JVCO Products to 3Com for resale by 3Com, and (d) the "3Com-JVCO OEM Agreement" between 3Com and the JVCO under which 3Com will supply 3Com Products to the JVCO for resale by the JVCO.

     "Other Shareholder" means, (i) in the case of Huawei Holding, 3Com Technologies and (ii) in the case of 3Com Technologies, Huawei Holding.

     "Permitted Encumbrances" means (a) liens for Taxes and other governmental charges or levies not yet due and payable or that are being contested in good faith, (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business, (c) pledges and deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations, and (d) in the case of real property, zoning, building or other restrictions, variances, covenants, rights of way, encumbrances, easements, minor survey exceptions, and other customary encumbrances on title to real property that, in each case, do not materially adversely affect the value of such property or the use of such property.

     "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     "PRC GAAP" means generally accepted accounting principles and practices in the PRC as in effect from time to time and applied consistently throughout the periods involved

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Shareholder" means each of Huawei Holding and 3Com Technologies.

     "Shares" means any then issued and outstanding equity securities of the JVCO (or, in the case of Section 5.07, equity securities, or securities exercisable for or otherwise convertible into equity securities, of the JVCO proposed to be issued and outstanding). All voting securities of the JVCO shall be deemed "Shares."

     "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the shares or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     "Tax" or, collectively, "Taxes" means any and all PRC, United States, provincial, state, local and other taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, and any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any agreements or arrangements with any other Person and including any liability for taxes of a predecessor or transferor entity.

     "Technology" has the meaning set forth in the Huawei License Agreement.

     "Transaction Documents" means this Agreement, the Contribution Agreement, the Supplemental Agreement, the Huawei License Agreement, the 3Com License Agreement, the OEM Agreements, the Transition Services Agreement, the Confidential Information Agreement, the Indemnification Agreement and the Co-Ownership Agreement.

     "Transfer" or "Transferred" means the voluntary or involuntary sale, assignment, transfer (by gift or otherwise), assumption, pledge, hypothecation, grant of a participation interest or other disposition or conveyance of legal or beneficial interest, directly or indirectly, whether in one transaction or in a series of related transactions.

     "Transition Services Agreement" means the Transition Services Agreement to be entered into among Huawei Technologies, 3Com and the JVCO on the Closing Date.

     "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

               SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition                                                              Location
----------                                                              --------
3Com.................................................................   Preamble
3Com Branded Products................................................   6.04(a)
3Com Designated Territories..........................................   6.02(b)
3Com Directors.......................................................   3.04(d)
3Com Option to Purchase..............................................   8.03
3Com Parties.........................................................   Recitals
3Com Technologies....................................................   Recitals
Additional Capital...................................................   4.01(a)
Affected Shareholder.................................................   8.01(a)
Annual Business Plan and Budget......................................   3.17
Audit Committee......................................................   3.12
Bidding Call Option..................................................   8.02(a)
Bid Price............................................................   8.02(c)
Cause................................................................   3.05(b)
Competitive Product..................................................   7.03(a)
Consideration........................................................   5.04(a)
Co-sale Closing......................................................   5.05(a)
Co-sale Period.......................................................   5.05(a)
Co-sale Right........................................................   5.05(a)
Covered Person.......................................................   10.03(a)
Director's Undertaking...............................................   3.19
Election Event.......................................................   3.03(b)
Excess Contribution..................................................   4.01(b)
Executive Management.................................................   3.18
Executive's Undertaking..............................................   3.20
Exercising Shareholder...............................................   8.01(b)
Fair Value...........................................................   4.01(b)
Fundamental Decision.................................................   3.15(a)
Huawei Holding.......................................................   Preamble
Huawei Holding Directors.............................................   3.04(d)
Huawei Parties......................................................    Recitals
Huawei Technologies.................................................    Recitals
IPO..................................................................   5.07(c)
Issuance Notice......................................................   5.07(a)
JVCO.................................................................   Preamble
JVCO Designated Territories..........................................   6.02(c)

Definition                                                              Location
----------                                                              --------
JVCO Entities........................................................   Recitals
Long-Term Strategic Plan.............................................   3.17
Nomination and Compensation Committee................................   3.11
Non-participation Issuance...........................................   5.07(c)
Non-selling Shareholder..............................................   5.04(b)
Notice of Exercise...................................................   5.04(b)
OEM Committee........................................................   3.13
Option Exercise Notice...............................................   8.01(b)
Option Price.........................................................   8.01(c)
Participating Shareholder............................................   5.05(a)
Participating Shareholder Shares.....................................   5.05(a)
Participation Exercise Period........................................   5.07(a)
Participation Purchase Price.........................................   5.07(a)
Party or Parties.....................................................   Preamble
Permitted Transferee.................................................   5.06
PRC..................................................................   Recitals
Predecessor Entity...................................................   Recitals
Price of an Excess Share.............................................   4.01(b)
Pro Rata Share.......................................................   4.01(a)
R&D Committee........................................................   3.14
Sale Notice..........................................................   5.04(a)
Sale Price...........................................................   5.04(a)
Sale Property........................................................   5.04(a)
Selling Shareholder..................................................   5.04(a)
Share Transfer.......................................................   Recitals
Steering Committee...................................................   3.10
Supplemental Agreement...............................................   Recitals
Tax Matters Partner..................................................   9.01(a)
Third Party..........................................................   5.04(a)
Triggered Call Option................................................   8.01(a)
WFOE.................................................................   Recitals

               SECTION 1.03. Interpretation and Rules of Construction. (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules or Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

          (b) In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

          (c) The definitions of the terms herein shall apply equally to the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include,"

"includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or otherwise set forth in the Transaction Documents), (ii) any reference herein to any Person shall be construed to include the Person's successors and permitted assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles, Sections, Schedules or Exhibits shall be construed to refer to Articles, Sections, Schedules or Exhibits of this Agreement. The terms "dollars" and "US$" shall mean United States dollars.

                                   ARTICLE II
                            ORGANIZATIONAL DOCUMENTS

               SECTION 2.01.Memorandum and Articles of Association of the JVCO and the WFOE. Attached hereto as Exhibit A and Exhibit B are true and correct copies of the Memorandum and Articles of Association of the JVCO and the Articles of Association of the WFOE, respectively, as in effect on the date hereof.

                                   ARTICLE III
                              CORPORATE GOVERNANCE

               SECTION 3.01. Powers of the Board. The Board shall have the powers and authority set forth in the JVCO's Memorandum and Articles of Association. Except as specifically provided for in this Agreement, no Director or group of Directors acting without the consent and approval of the Board as specified in Section 3.15 has the power to bind the JVCO or the WFOE.

               SECTION 3.02. Directors. Subject to Section 3.04, the Board shall initially consist of nine Directors, with five Directors designated by Huawei Holding and four Directors designated by 3Com Technologies. In the event 3Com and its Affiliates collectively hold at least 49% of the Net Outstanding Shares immediately prior to the exercise of the 3Com Option to Purchase, and the 3Com Option to Purchase is exercised, then the Board and the JVCO shall, immediately after the closing of such 3Com Option to Purchase, take all actions required to reconstitute the Board to consist of nine Directors, with five Directors designated by 3Com Technologies and four Directors designated by Huawei Holding. Except as otherwise provided in this Agreement or the JVCO's Memorandum and Articles of Association, the number of Directors may not be increased or decreased.

               SECTION 3.03. Composition of Board. (a) As of the date hereof, the members of the Board shall be as follows:

Mr. Bruce Claflin - Chairman   (Director designated by 3Com Technologies);
Ms. Sun Yafang                 (Director designated by Huawei Holding);
Mr. Ren Zhengfei               (Director designated by Huawei Holding);

Mr. Guo Ping                   (Director designated by Huawei Holding);
Ms. Ji Ping                    (Director designated by Huawei Holding);
Mr. Zheng Shusheng             (Director designated by Huawei Holding);
Mr. Dennis Connors             (Director designated by 3Com Technologies);
Mr. Mark Slaven                (Director designated by 3Com Technologies); and
Mr. Anik Bose                  (Director designated by 3Com Technologies).

          (b) Unless a Director resigns or is removed pursuant to Section 3.05, each Director shall hold office until the next annual or special meeting of shareholders of the JVCO at which Directors are elected to the Board, or until the members of the Board are otherwise elected by written consent (an "Election Event"). SECTION

               3.04. Subsequent Nominations. At the first annual meeting of shareholders or at any subsequent Election Event, (a) (i) prior to the exercise of the 3Com Option to Purchase, for so long as Huawei Holding and 3Com Technologies together with their respective Affiliates own 51% and 49%, respectively, of the Net Outstanding Shares, Huawei Holding and 3Com Technologies shall be entitled to designate five and four individuals respectively, to serve as members of the Board; and (ii) following the closing of the 3Com Option to Purchase, if exercised, for so long as Huawei Holding and 3Com Technologies with their respective Affiliates own 49% and 51%, respectively, of the Net Outstanding Shares, Huawei Holding and 3Com Technologies shall be entitled to designate four and five individuals respectively, to serve as members of the Board.

          (b) In the event that each of Huawei Holding and 3Com Technologies (with their respective Affiliates) owns 50% of the Net Outstanding Shares, then the number of Directors shall be increased to ten and each of Huawei Holding and 3Com Technologies shall then be entitled to designate five Directors.

          (c) In the event that Huawei Holding's and 3Com Technologies' (together with their respective Affiliates) respective and relative Net Outstanding Share ownership changes in a manner not otherwise contemplated by this Section 3.04, then Huawei Holding and 3Com Technologies shall negotiate in good faith to change the composition of the Board to reflect their respective ownership of the Net Outstanding Shares.

          (d) In each event, Directors designated by Huawei Holding shall be referred to herein as the "Huawei Holding Directors" and Directors designated by 3Com Technologies shall be referred to herein as the "3Com Directors."

          (e) No failure to elect a Director at an Election Event shall prevent Huawei Holding or 3Com Technologies from thereafter filling the respective vacancy in accordance with this Article III, or shall constitute a waiver of such Shareholder's rights hereunder.

          (f) Each Shareholder agrees to vote any Shares owned by it to cause the election of each designated Huawei Holding Director or 3Com Director, as the case may be, to the Board, and the JVCO agrees to take all necessary action to cause the election of each such designee to the Board.

               SECTION 3.05. Removal. (a) Upon written request of Huawei Holding or 3Com Technologies to remove any Director that it is entitled to designate pursuant hereto (whether or not for Cause), the Other Shareholder shall consent in writing to such removal and shall take or cause to be taken all actions reasonably necessary to remove such Director. Any replacement Director shall be designated by the Shareholder seeking removal and elected as provided in Section 3.06(a). Except as required by the second sentence of Section 3.02, neither 3Com Party shall take any action to cause the removal of any Huawei Holding Directors without Cause and Huawei Holding shall not take any action to cause the removal of any 3Com Directors without Cause.

          (b) Notwithstanding the foregoing, each Shareholder hereby agrees that any Director designated pursuant to Section 3.04 hereof may be removed for Cause if Shareholders holding or representing two-thirds of the Net Outstanding Shares consent in writing to such removal. "Cause" shall mean the commission by a Director of an indictable offense, or the commission by a Director of an act affecting the JVCO or the WFOE that constitutes bad faith, gross negligence or willful misconduct.

               SECTION 3.06. Vacancies. (a) In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without Cause) of any Director, the remaining Huawei Holding Directors, in the case of a vacancy created by a Huawei Holding Director, and the remaining 3Com Directors, in the case of a vacancy created by a 3Com Director, shall have the right to designate a replacement Director to fill such vacancy. Each Shareholder agrees to vote all Shares owned by it in favor of the election of each such replacement designee to the Board, and the JVCO agrees to take all necessary action promptly to cause the election of each such replacement designee to the Board.

          (b) Notwithstanding any other provision in this Agreement, any individual designated pursuant to this Section 3.06 by Huawei Holding or 3Com Technologies may not previously have been a Director who was removed from the Board for Cause.

               SECTION 3.07. Covenant to Vote. (a) Each Shareholder shall, from and after the date hereof, take all actions necessary to call, or cause the JVCO and the appropriate officers and Directors of the JVCO to call, a special or annual meeting of shareholders and to vote all Shares owned or held of record by such Shareholder at any such annual or special meeting in favor of all actions, or take all actions by written consent in lieu of any such meeting, necessary to effect the intent of this Article III.

          (b) Except as otherwise contemplated hereby, no Shareholder shall enter into any agreements or arrangements of any kind with respect to the voting of the Shares or deposit any Shares in a voting trust or other similar arrangement.

               SECTION 3.08. Chairman of the Board. For so long as 3Com Technologies, together with its Affiliates, shall own at least 49% of the Net Outstanding Shares, the Chairman of the Board shall be the Director so designated by 3Com Technologies, and 3Com Technologies may redesignate another Director as Chairman at any time. In the event that 3Com Technologies, together with its Affiliates, shall own less than 49% of the Net Outstanding Shares, then the Chairman of the Board shall be designated by Huawei Holding. The initial Chairman of the Board shall be Mr. Bruce Claflin.

               SECTION 3.09. Committees of the Board. The Board may, by resolution passed by a majority of the members thereof, designate one or more committees, and, unless otherwise stated herein, each committee shall consist of two or more Directors, and at least one member of each committee shall be a Huawei Holding Director and at least one member of each committee shall be a 3Com Director. Except for the OEM Committee, each committee of the Board shall consist of a relative number of Huawei Holding Directors and 3Com Directors that is as equivalent as practicable to the relative number of Huawei Holding Directors and 3Com Directors on the Board. In the event 3Com and its Affiliates collectively hold at least 49% of the Net Outstanding Shares immediately prior to the exercise of the 3Com Option to Purchase, and the 3Com Option to Purchase is exercised, the Board and the JVCO shall, immediately after the closing of such 3Com Option to Purchase, take all actions required to reconstitute each committee of the Board, other than the OEM Committee, to consist of a relative number of Huawei Holding Directors and 3Com Directors that is as equivalent as practicable to the relative number of Huawei Holding Directors and 3Com Directors designated in accordance with the second sentence of Section 3.02 above. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee; provided, however, that, with respect to Directors designated as alternates, only a Huawei Holding Director may replace an absent or disqualified committee member that is a Huawei Holding Director and only a 3Com Director may replace an absent or disqualified committee member that is a 3Com Director.

               SECTION 3.10. Steering Committee. The Board shall designate a steering committee (the "Steering Committee"), which shall be composed of two or more members, at least one of whom shall be a Huawei Holding Director and at least one of whom shall be a 3Com Director, subject to the terms of Section
3.09. Regular meetings of the Steering Committee shall be held at least quarterly during each fiscal year. The purpose of the Steering Committee shall be, among other things, to (a) pre-approve the Annual Business Plan and Budget and the Long-Term Strategic Plan, (b) guide strategic thinking of the JVCO and
(c) formulate and recommend to the Board actions that would assist the JVCO to achieve its long-term objectives.

               SECTION 3.11. Nomination and Compensation Committee. The Board shall designate a nomination and compensation committee (the "Nomination and Compensation Committee"), which shall be composed of two or more members, at least one of whom shall be a Huawei Holding Director and at least one of whom shall be a 3Com Director, subject to the terms of Section 3.09. Regular meetings of the Nomination and Compensation Committee shall be held at least semi-annually during each fiscal year. The purpose of the Nomination and Compensation Committee shall be, among other things, to (a) review and recommend to the Board the appropriate salary, bonus and benefit levels of the senior management of the JVCO and the WFOE, (b) formulate the overall compensation principles and benefit plans for the employees of the JVCO and the WFOE and (c), subject to Section 3.18 below, when required due to a vacancy, nominate and appoint replacement members of the Executive Management. Notwithstanding anything to the contrary set forth herein, the Nomination and Compensation Committee shall not be authorized or permitted to nominate, elect, designate or otherwise appoint any Director to serve on the Board (or on the board of directors of the WFOE or any of its Affiliates or successors in interest).

               SECTION 3.12. Audit Committee. The Board shall designate an audit committee (the "Audit Committee"), which shall be composed of two or more members, at least one of whom shall be a Huawei Holding Director and at least one of whom shall be a

3Com Director, subject to the terms of Section 3.09. Regular meetings of the Audit Committee shall be held at least quarterly during each fiscal year. The purpose of the Audit Committee shall be, among other things, to (a) review and recommend to the Board the selection and appointment of the JVCO's independent auditors, (b) review and make recommendations to the Board regarding the internal audit functions of the JVCO and the WFOE, (c) review the JVCO's accounting systems, and (d) review the JVCO's Financial Statements, Interim Financial Statements and accounting principles.

               SECTION 3.13. OEM Committee. The Board shall designate an OEM committee (the "OEM Committee"), which shall be composed of two members, one of whom shall be a Huawei Holding Director and one of whom shall be a 3Com Director, subject to the terms of Section 3.09. Regular meetings of the OEM Committee shall be held at least quarterly during each fiscal year and as necessary to hear and resolve disputes or concerns between the Parties (including, for purposes of this Section 3.13, 3Com and Huawei Technologies) relating to the application of the terms of Article VI below (other than Section 6.03(f) and Section 6.03(g)), subject to Section 10.13 hereof. The 3Com Parties and the Huawei Parties (and their respective Affiliates) agree to abide by, and to cause their respective Affiliates to abide by, the decisions of the OEM Committee. The OEM Committee shall also review and approve decisions made on behalf of the JVCO regarding the implementation of all OEM agreements of the JVCO, including the OEM Agreements, with respect to OEM matters that are material to the JVCO, including (a) new OEM partners, (b) initial product specifications and material changes to such specifications, (c) initial product pricing, margins and royalty rates and any material changes thereto, (d) initiation or discontinuation of the sale of any products by the JVCO, and (e) ownership and licensing of new intellectual property created pursuant to such OEM arrangements. The OEM Committee shall also have the authority to amend Schedule C and Schedule D. All decisions of the OEM Committee regarding these and other JVCO matters to be decided by the OEM Committee must be unanimous. Unanimous decisions of the OEM Committee with respect to matters under its jurisdiction shall be binding upon the Board of Directors of the JVCO. In the event that the OEM Committee fails to make a unanimous decision with respect to any particular matter under its jurisdiction, such matter shall constitute a Fundamental Decision (as defined in Section 3.15) that must be approved by the affirmative vote of at least two-thirds of the Directors, which shall include at least one (1) Huawei Holding Director and one (1) 3Com Director. The Parties intend to further discuss and refine the scope and operation of the OEM Committee following the execution of this Agreement.

               SECTION 3.14. R&D Committee. The Board shall designate a research and development committee (the "R&D Committee"), which shall be composed of two or more members, at least one of whom shall be a Huawei Holding Director and at least one of whom shall be a 3Com Director, subject to the terms of Section
3.09. Regular meetings of the R&D Committee shall be held at least quarterly during each fiscal year. The purpose of the R&D Committee shall be to administer and otherwise make decisions with respect to research and development activities relating to and on behalf of the JVCO, including, to (a) discuss the research and development direction of the JVCO, the Huawei Parties and the 3Com Parties and determine product areas that are most suitable for the focus of the research and development efforts of the JVCO, (b) identify research and development projects that can be jointly undertaken by, and leverage the respective strengths of, the JVCO, the Huawei Parties and the 3Com Parties, (c) determine the research and development roadmap and resource allocation for the JVCO, (d) selectively consider outsourcing projects when neither the JVCO nor 3Com has the research and development capabilities to meet a particular market requirement, (e) ensure that research and development decisions are made quickly, with due consideration for time-to-market objectives, and (f) review disclosures regarding Inventions of the JVCO and make timely determinations regarding the filing, prosecution and maintenance of Intellectual Property Rights.

               SECTION 3.15. Action by the Board. Except as otherwise provided by this Section 3.15 or by applicable Law:

               (i) Meetings of the Board shall be held at least once every three months, unless otherwise agreed to by Huawei Holding and 3Com Technologies. Regular meetings of the Board shall be held upon not less than seven days' notice to each Director; provided, however, that such notice may be waived in writing. Special meetings of the Board may be called by a majority of the members of the Board. Special meetings of the Board shall be held upon not less than 48 hours' notice to each Director; provided, however, that such notice may be waived in writing. Members of the Board may attend such meetings either in person or telephonically.

               (ii) (x) Prior to the exercise of the 3Com Option to Purchase, for so long as Huawei Holding and 3Com Technologies with their respective Affiliates own 51% and 49%, respectively, of the Net Outstanding Shares, at least five Directors, a majority of whom shall be Huawei Holding Directors and at least one (1) of whom shall be a 3Com Director, shall be present in person or by telephone at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting; and (y) following the closing of the 3Com Option to Purchase, if exercised, for so long as Huawei Holding and 3Com Technologies with their respective Affiliates own 49% and 51%, respectively, of the Net Outstanding Shares, at least five Directors, a majority of whom shall be 3Com Directors and at least one (1) of whom shall be a Huawei Holding Director, shall be present in person or by telephone at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting; and (z) in the event the Shareholders' respective Net Outstanding Share ownership changes in a manner not otherwise contemplated by this Section 3.15(a)(ii), then the Shareholders shall negotiate in good faith to change such quorum requirement to reflect their respective ownership;

               (iii) All actions of the Board shall require the affirmative vote of a majority of the votes cast by the Directors present at a duly convened meeting of the Board at which a quorum is present or, in lieu of a meeting, by the unanimous written consent of the members of the Board; provided, however, that any resolutions covering the following items (each a "Fundamental Decision") must be approved by the affirmative vote of at least two-thirds of the Directors, which shall include at least one (1) Huawei Holding Director and one (1) 3Com Director:

               (1) any amendment to the Memorandum and Articles of Association of the JVCO or any other charter documents of the JVCO (including any amendment that would change the size of the Board or that would change the relative number of Directors designated by each of Huawei Holding and 3Com Technologies on the Board which, for the avoidance of doubt, does not apply to the change in the number of Directors appointed by 3Com Technologies pursuant to Section 3.02 upon the exercise of the 3Com Option to Purchase) or the Articles of Association of the WFOE or any other charter documents of the WFOE;

               (2) any voluntary bankruptcy, liquidation, dissolution or winding up of the JVCO or the WFOE;

               (3) any issuance of capital stock (or rights to acquire capital stock) by the JVCO or increase or decrease of registered capital of the WFOE, including the material terms of any such issuance;

               (4) any significant merger, acquisition, disposition or other corporate reorganization or recapitalization of or involving the JVCO or the WFOE;

               (5) payment of dividends by the JVCO or the WFOE (other than the payment of dividends in accordance with the dividend policy set forth in Section
7.08 hereof);

               (6) any determination regarding the amount of profits of the WFOE necessary to be retained for future growth pursuant to the dividend policy set forth in Section 7.08 hereof;

               (7) other distributions of assets by the JVCO or the WFOE;

               (8) any capital contributions to the JVCO by the Shareholders (or either of them), or loans to the JVCO or the WFOE from the Shareholders (or either of them);

               (9) the Long-Term Strategic Plan or any Annual Business Plan and Budget, as well as any material deviations from such plans and budgets;

               (10) any shift in JVCO or WFOE resource allocation between the 3Com Parties or their Affiliates and other OEM customers to the extent such shift would have a significant negative impact on the business of the 3Com Parties or their Affiliates;

               (11) any agreement, arrangement or transaction between the JVCO or any Affiliate of the JVCO on the one hand and Huawei Technologies or 3Com or any Affiliate of Huawei Technologies or 3Com on the other hand, other than transactions made in accordance with the terms of any existing agreement, arrangement or transaction approved in accordance with the terms of the Transaction Documents;

               (12) any material amendment to the Huawei License Agreement, the 3Com License Agreement, any of the OEM Agreements, Section 7.03 herein or any agreement subject to Section 3.15(a)(iii)(11);

               (13) any matter subject to the jurisdiction of the OEM Committee with respect to which the OEM Committee does not reach a unanimous decision;

               (14) except as stipulated in the Annual Business Plan and Budget as approved by the Board, any borrowing agreement, loan agreement or other incurrence of debt by the JVCO or the WFOE in excess of US$5 million, either individually or in the aggregate; and

               (15) any sale, exclusive license or other transfer or disposition of any significant technology or intellectual property of the JVCO or the WFOE.

               (iv) each of the members of the Board may consider the interests of the Shareholder that appointed such Director to the Board in making any determination as a Director;

               (v) the Chairman shall only have a vote as a Director at the time of any vote and shall therefore not have a tie-breaking vote; and

               (vi) a majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

          (b) In the event a quorum is not present at a duly called meeting of the Board, such meeting shall be adjourned and postponed and notice of a second call for such meeting shall be sent to all Directors setting forth a time and place for the reconvening of the postponed meeting which is not more than 15 days after the date initially set forth for the meeting. At such reconvened meeting, the quorum requirement shall be the same as set forth in Section 3.15(a)(ii).

               SECTION 3.16. Action by the Shareholders. (a) At all meetings of shareholders of the JVCO, whether annual or special, the holders of a majority of the Shares entitled to vote thereat, present in person or by proxy, will be required for and will constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of the Shares present at the meeting may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum will be present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of the adjourned meeting will be given to each Shareholder. Notwithstanding the foregoing, the Shareholders acknowledge that for so long as Huawei Holding and 3Com Technologies, together with their respective Affiliates, each own at least 49% of the Net Outstanding Shares, the presence in person or by proxy of both Huawei Holding and 3Com Technologies shall be required to constitute a quorum.

          (b) If a Fundamental Decision has been approved by the Board in accordance with Section 3.15(a)(iii), each Shareholder hereby agrees to vote all Shares held by such Shareholder and its Affiliates in favor of such Fundamental Decision, including by way of execution of any action by written consent.

               SECTION 3.17. Approval of Annual Business Plan and Budget and Long-Term Strategic Plan. The officers of the JVCO shall, not later than 45 days prior to the beginning of each fiscal year, submit to the Steering Committee (i) a proposed business plan for the JVCO that shall include an operating plan, a capital improvement plan and a budget, including a capital expenditure budget and an operating budget, for such fiscal year (the "Annual Business Plan and Budget") and (ii) a rolling long-term strategic direction plan for the JVCO for the next three to five fiscal years (the "Long-Term Strategic Plan"). Not later than 10 days prior to the beginning of each fiscal year, the Board shall meet to discuss the Annual Business Plan and Budget and the Long-Term Strategic Plan submitted by the officers and shall, subject to Section 3.15(a)(iii)(7), adopt an Annual Business Plan and Budget for such fiscal year and a Long-Term Strategic Plan relating to the following three to five fiscal years.

               SECTION 3.18. Executive Management. (a) The executive management of the JVCO (the "Executive Management") shall conduct the day-to-day business of the JVCO and the WFOE. The Executive Management shall initially consist of a chief executive officer, chief operations officer, a chief financial officer, a controller and a general counsel. Persons to be appointed to each such position shall be approved by the Board; provided that, until the time of the exercise, if any, of the 3Com Option to Purchase, the chief executive officer, the chief operations officer and, subject to the consent of 3Com (not to be unreasonably withheld), the controller will be appointed by the Huawei Holding Directors and the chief financial officer and general counsel will be appointed by the 3Com Directors. The chief executive officer will initially be Mr. Ren Zhengfei, the chief operations officer will initially be Mr.Zheng Shusheng, the chief financial officer will initially be Mr. Caleb Lo, and the general counsel will initially be Mr.Dante Yip. In the event (x) 3Com and its Affiliates collectively hold at least 49% of the Net Outstanding Shares immediately prior to the exercise of the 3Com Option to Purchase, (y) the 3Com Option to Purchase is exercised, and (z) the chief executive officer or the chief operations officer must thereafter be replaced due to death, disability, retirement, removal or resignation, then the Nomination and Compensation Committee shall appoint such replacement, provided that such replacement is unanimously approved in writing by all members of the Nomination and Compensation Committee.

          (b) The Executive Management shall report directly to the Board and shall be directed and supervised solely by the Board on all matters related to the JVCO and the WFOE and the operation, management and administration of the JVCO and the WFOE.

          (c) Consistent with the Annual Business Plan and Budget, the Executive Management shall hire such other employees as they shall deem necessary to operate the JVCO and the WFOE.

               SECTION 3.19. Director's Undertaking. The Shareholders shall require, as a condition to serving on the Board of the JVCO and the board of directors of the WFOE, that each of the directors nominated by such Shareholders execute an agreement with the JVCO, which shall provide that in the case of the resignation of such director from the Board of the JVCO or the board of directors of the WFOE, for any or no reason, with or without Cause, such director shall resign immediately from the board of directors of the other JVCO Entity on which such director serves (the "Director's Undertaking'). If a director breaches such Director's Undertaking to which such director is a party and fails to resign from the board of directors of both JVCO Entities on which such director serves, the JVCO and the Shareholders shall take all actions necessary to remove such director from the boards of directors of each JVCO Entity on which such director serves.

               SECTION 3.20. Executive's Undertaking. If any member of the Executive Management of the JVCO dies, becomes disabled, retires, resigns or is terminated for any reason or no reason, with or without Cause, such officer shall be deemed to have resigned from or had such officer's employment terminated by each of the JVCO and the WFOE. Each of the Shareholders shall require, as a condition to serving as a member of the Executive Management of the JVCO or the WFOE, each officer to execute an agreement with the JVCO, which shall provide that in the case of the resignation of such officer from the JVCO or the WFOE or termination of such officer's employment with the JVCO or the WFOE, for any or no reason, with or without cause, such officer shall resign immediately from the other JVCO Entity that employs such officer (the "Executive's Undertaking"). If an officer breaches the Executive's Undertaking to which such officer is a party and fails to resign from each JVCO Entity that employs such officer, the JVCO and the Shareholders shall take all action necessary to terminate the employment of such officer from each JVCO Entity that employs such officer.

                                   ARTICLE IV
                         ADDITIONAL SHAREHOLDER FUNDING

               SECTION 4.01. Additional Capital Contributions. (a) Subject to
Section 3.15(a)(iii)(6), in the event that the Board determines that (i) the JVCO requires additional capital ("Additional Capital") in connection with capital expenditure projects, repayment of indebtedness of the JVCO or otherwise and (ii) it is necessary to request that Huawei Holding and 3Com Technologies contribute Additional Capital and such request is made in writing to Huawei Holding and 3Com Technologies, each of Huawei Holding and 3Com Technologies (or their designated Affiliates) shall contribute its pro rata share of such Additional Capital, based on the Equity Equivalents then owned by such Shareholder (together with its Affiliates) in relation to the Net Outstanding Shares (its "Pro Rata Share"). Each Shareholder (or its designated Affiliate), in consideration for its respective contribution, shall receive a number of additional Shares equal to (x) the amount of such contribution divided by (y) the quotient determined by dividing (A) the Fair Value of the JVCO determined as of immediately prior to such contribution of Additional Capital, by (B) the total number of outstanding Equity Equivalents existing immediately prior to such contribution of Additional Capital. If Huawei Holding or 3Com Technologies (or their designated Affiliates) fails to contribute all or any portion of its Pro Rata Share of the Additional Capital, the Board shall give notice to such Shareholder, setting forth the amount outstanding. If, after 30 days from delivery of such notice, the amount remains outstanding, subject to Section 4.01(c), the Other Shareholder shall be entitled, at its sole option and in its sole discretion, to contribute (or cause a designated Affiliate to contribute) additional amounts of Additional Capital. If the Shareholder (or its designated Affiliate) makes an Excess Contribution, such Shareholder (or its designated Affiliate, as the case may be) shall receive a number of additional Shares equal to the Excess Contribution divided by the Price of an Excess Share.

          (b) For purposes of this Agreement, (i) "Excess Contribution" shall mean the positive difference, if any, of the amount of Additional Capital contributed by Huawei Holding or 3Com Technologies (or their designated Affiliates), as the case may be, above its Pro Rata Share of such Additional Capital, (ii) "Price of an Excess Share" shall mean the Fair Value of the JVCO determined as of immediately prior to such contribution of Additional Capital divided by the total number of outstanding Equity Equivalents existing immediately prior to such contribution of Additional Capital and (iii) "Fair Value" means the fair market value of securities or other assets as mutually determined by the Board of Directors of each of the Shareholders in good faith. If the Boards of Directors of the Shareholders are unable to reach a mutual determination of Fair Value within 20 calendar days of the occurrence of the event to which such determination applies, each Shareholder shall promptly appoint (at its own expense) a qualified, recognized independent appraiser (such as, by way of example only, the valuation group of an international accounting firm or a global investment bank). Those two independent firms shall then submit their respective determinations of the value of such securities or other assets as promptly as practicable. If the difference between the two values submitted equals 10% or less of the higher value, then the average shall be deemed to be the Fair Value of such securities or assets in question. If the difference between the two values is greater than 10% of the higher value, then Huawei Holding and 3Com Technologies shall jointly select a third firm. That third firm shall be required to choose only between the two previously submitted values, and shall not be authorized to determine a new, third value. The value chosen by such third firm shall then be deemed to be the Fair Value.

          (c) Notwithstanding anything herein to the contrary, in the event Huawei Holding or 3Com Technologies (or their designated Affiliates), as the case may be, fails to contribute its Pro Rata Share of the Additional Capital in accordance with Section 4.01(a) above, then the Other Shareholder (or its designated Affiliate) may make an Excess Contribution only after (i) the JVCO shall have used commercially reasonable efforts to raise the respective Additional Capital amount from a bank or other lending institution (provided that such borrowed funds are available on commercially reasonable terms), and
(ii) such commercially reasonable efforts to raise such funds shall have failed.

          (d) Promptly upon the contribution of the Excess Contribution by Huawei Holding or 3Com Technologies (or their designated Affiliates), as the case may be, pursuant to this Section, the JVCO shall issue to each Shareholder (or its designated Affiliate) that receives additional Shares pursuant to this Section new certificates representing such additional Shares and Schedule A to this Agreement shall be amended to reflect the issuance of such additional Shares and, if applicable, to reflect the name of the designated Affiliate holding such Shares.

          (e) Each of the Parties shall use all commercially reasonable efforts to assist in the determination of the Fair Value of the JVCO, including providing any information reasonably required for such purpose and having any directors, officers, management and employees, that may be reasonably required, assist in this process.

               SECTION 4.02. Shareholder Loans. (a) Any Shareholder may make unsecured loans to the JVCO to the extent requested and approved by the Board (pursuant to Section 3.15(a)(iii)(6)) and required to fund operations. Such loans shall be on terms no less favorable to the JVCO than would be available from nonaffiliated parties, as agreed to by the Board and the lending Shareholder. Under no circumstances shall a Shareholder be obligated to make loans to the JVCO.

          (b) If any Shareholder shall deliver any funds to the JVCO pursuant to this Section, the amount of any such advance shall be a debt obligation of the JVCO to such Shareholder payable and collectible only out of JVCO assets and no other Shareholder shall have any personal liability in respect of the payment thereof. Except as provided in Section 4.03 below, no Shareholder may make any such advance without the prior written consent of the Other Shareholder. No Shareholder may incur any indebtedness to third parties on behalf of the JVCO through loans or other means.

               SECTION 4.03. Extraordinary Funding Requirement. Notwithstanding the provisions of this Article IV, if the JVCO requires additional funding and either of the Shareholders refuses, for a period of 45 days from the date the matter was first submitted to the Shareholders, to approve such additional funding pursuant to Section 4.02, then each Shareholder shall be entitled to make a loan to the JVCO to provide such additional funding, subject to prior approval of the Board (pursuant to Section 3.15(a)(iii)(6)) but without any prior approval or authorization of the Shareholders that may be required under this Agreement or otherwise. Such loan shall not be for a principal amount in excess of US$10,000,000 and the term of the loan shall not be shorter than two months and shall not exceed twelve months. The per annum interest rate payable by the JVCO shall not exceed LIBOR plus 2%, and the remaining terms and conditions of such Shareholder loan shall be as provided in Section 4.02 above. If at the end of such term, such loan has not been repaid in full, the remaining principal amount of such loan shall be converted to equity and treated as an Excess Contribution and additional Shares shall be issued to the lending Shareholder in accordance with Section 4.01.

                                   ARTICLE V
                            RESTRICTIONS ON TRANSFER

               SECTION 5.01. General. Each Shareholder agrees that it will not, directly or indirectly, make any Transfer of, or create, incur, or assume any Encumbrance with respect to, any Equity Equivalents, except in accordance with
Section 5.04, Section 5.05, Section 5.06 and Article VIII of this Agreement.

               SECTION 5.02. New Shareholders. Any Permitted Transferee of Huawei Holding, 3Com or 3Com Technologies that becomes a Shareholder after the date hereof, whether as a transferee of Shares or otherwise, by becoming a Shareholder, accepts, ratifies and agrees to be bound by all terms and provisions of the Agreement and by all actions duly taken pursuant to the terms and provisions of this Agreement prior to the date such Permitted Transferee became a Shareholder.

               SECTION 5.03. Recognition of Transfer by the JVCO. No Transfer of any Equity Equivalents that is in violation of this Article V shall be valid or effective, and neither the JVCO nor the Shareholders shall recognize the same. Neither the JVCO nor the Non-selling Shareholder shall incur any liability as a result of refusing to make any distributions to the transferee of any such invalid Transfer.

               SECTION 5.04 Rights of First Refusal on Shares. (a) If at any time a selling Shareholder (a "Selling Shareholder") proposes to sell to a third party (a "Third Party") all or a portion of its Equity Equivalents (the "Sale Property"), then such Selling Shareholder will first be required to provide the Other Shareholder with written notice of such proposed sale (a "Sale Notice"), which Sale Notice shall set forth the following: (i) the Selling Shareholder's bona fide intention to sell or otherwise Transfer such Sale Property; (ii) the name of each proposed Third Party; (iii) a description of the Sale Property;
(iv) the Consideration for which the Selling Shareholder proposes to Transfer the Sale Property (the "Sale Price"), and (v) all the other material terms and conditions of the proposed sale. The "Consideration" shall be equal to (x) the cash purchase price of the Sale Property, or (y) if the consideration is in a form other than cash, the Fair Value of such Sale Property.

          (b) Upon receipt of a Sale Notice from a Selling Shareholder, the Other Shareholder (the "Non-selling Shareholder") shall then have the right, subject to Section 5.04(d), to purchase at the Sale Price, all but not a portion of the Sale Property. The right of the Non-selling Shareholder pursuant to this
Section 5.04(b) will be exercisable by the delivery of notice to the Selling Shareholder (the "Notice of Exercise") within 30 days after the date of receipt of the Sale Notice. The right of the Non-selling Shareholder pursuant to this
Section 5.04(b) will terminate if not exercised within 30 days after the date the Sale Notice is received.

          (c) In the event that the Non-selling Shareholder exercises its right to purchase the Sale Property in accordance with Section 5.04(b), then the Selling Shareholder will sell such Sale Property to the Non-selling Shareholder as promptly as practicable after the date of delivery of the Notice of Exercise, as applicable, at the Sale Price and otherwise on the terms and conditions set forth in the Sale Notice.

          (d) Upon the consummation of any purchase and sale pursuant to this
Section 5.04, the Selling Shareholder shall deliver its Sale Property, free and clear of Encumbrances together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to the Non-selling Shareholder, against delivery of the Sale Price for such Sale Property by wire transfer, in immediately available funds, to the account of the Selling Shareholder designated for such purpose.

          (e) If the Selling Shareholder has complied with the provisions of
Section 5.04(a) and the Non-selling Shareholder has determined not to exercise its right to purchase the Sale Property, then the Selling Shareholder shall have the right for a period of 45 days from the earlier of (i) the expiration of the period specified in Section 5.04(b) or (ii) the date on which the Selling Shareholder receives notice from the Non-selling Shareholder that it will not exercise its rights under this Section 5.04, to execute definitive documentation for the sale of the Sale Property to the Third Party specified in the Sale Notice at a price not less than the Sale Price and for the same Consideration as set forth in the Sale Notice, and otherwise on terms and conditions not materially less favorable to the Selling Shareholder than the terms and conditions set forth in the Sale Notice; provided that (i) such sale will be consummated in accordance with this Section 5.04, (ii) such sale complies with the provisions of Section 5.05 with respect to the Co-sale Right of the Non-selling Shareholder, (iii) such definitive documentation provides for a reasonable period of time after signing to close such sale and such sale is actually consummated within such period, and (iv) such sale will not violate any applicable Laws.

          (f) In the event that the Non-selling Shareholder does not exercise its right to purchase the Sale Property in accordance with this Section 5.04, and the Selling Shareholder shall not have executed definitive documentation for the sale of the Sale Property in accordance with Section 5.04(e) before the expiration of the 45-day period described in Section 5.04(e), then the Selling Shareholder may not (i) deliver another Sale Notice pursuant to this Section
5.04 for a period of 90 days following the last day of such 45-day period or
(ii) sell all or any portion of the Sale Property without again complying with the provisions of this Section 5.04.

          (g) The provisions of this Section will not apply to any Transfer pursuant to Section 5.05 or Section 5.06 below, or pursuant to Article VIII hereof.

               SECTION 5.05. Co-sale Right. (a) To the extent that the Non-selling Shareholder does not exercise its right of first refusal with respect to the Sale Property pursuant to Section 5.04, then the Non-selling Shareholder, upon notification to the Selling Shareholder in writing within 15 days after the earlier of (i) the expiration of the period specified in Section 5.04(b) or (ii) the date on which the Selling Shareholder receives notice from the Non-selling Shareholder that it will not exercise its rights under Section
5.04 (the "Co-sale Period"), shall have the right to participate in such Transfer of the Sale Property on the same terms and conditions as specified in the Sale Notice. The Non-selling Shareholder (for purposes of this Section 5.05, the "Participating Shareholder") shall indicate the number of Equity Equivalents it (together with its Affiliates) then holds that it wishes to Transfer pursuant to this Section 5.05(a); provided, however, that the Participating Shareholder's right to Transfer Equity Equivalents pursuant to this Section 5.05(a) is limited to an amount up to that number of Equity Equivalents (the "Participating Shareholder Shares") that is equal to the number of Equity Equivalents set forth in the Sale Notice multiplied by a fraction, (x) the numerator of which shall be the number of Equity Equivalents (excluding any Equity Equivalents issued pursuant to a Non-participation

Issuance) held by the Participating Shareholder (together with its Affiliates), and (y) the denominator of which shall be equal to the Net Outstanding Shares (the "Co-sale Right"). The sale of these Participating Shareholder Shares shall occur within 15 days from the expiration of the Co-sale Period (the "Co-sale Closing").

          (b) The Participating Shareholder may exercise its Co-sale Right by delivering to the Selling Shareholder at or before the Co-sale Closing one or more certificates, or, if applicable, other instruments, properly endorsed for transfer, representing the Equity Equivalents to be transferred by the Selling Shareholder on behalf of the Participating Shareholder. At the Co-sale Closing, such certificates, or if applicable, other instruments, will be transferred and delivered to the Third Party in consummation of the transfer of the Participating Shareholder Shares pursuant to the terms and conditions specified in the Sale Notice, and the Selling Shareholder will remit, or cause to be remitted, to the Participating Shareholder, within two Business Days after such closing, that portion of the proceeds of the Transfer to which the Participating Shareholder is entitled by reason of its participation in such Transfer pursuant to the Co-sale Right.

          (c) In the event that a Shareholder sells or otherwise Transfers any Equity Equivalents to any Person as permitted by this Section 5.05, any subsequent sales or other Transfers by such Person shall be subject to all the terms and conditions of this Section 5.05.

               SECTION 5.06. Permitted Transferees. Notwithstanding the restrictions in this Article V, a Shareholder shall be permitted to Transfer all or any portion of its Equity Equivalents to an Affiliate of such Shareholder (a "Permitted Transferee"); provided that (i) the Affiliate shall execute a statement in writing whereby such Affiliate expressly agrees to receive and hold such Equity Equivalents subject to all of the provisions of this Agreement and that there shall be no further transfer of such Equity Equivalents except in accordance with the provisions of this Agreement, and (ii) if the Permitted Transferee ceases at any time after any such Transfer to be an Affiliate of the Shareholder transferor, all Equity Equivalents previously Transferred shall be required to be Transferred back to the respective Shareholder transferor.

               SECTION 5.07. Participation Rights. (a) Prior to any proposed issuance by the JVCO of Shares, other than a Non-participation Issuance, the JVCO shall offer to each Shareholder by written notice (the "Issuance Notice") the right, for a period of 30 days following receipt of such Issuance Notice (the "Participation Exercise Period"), to purchase, at a purchase price per Share equal to the purchase price for which the Shares are to be issued (the "Participation Purchase Price"), up to that number of Shares as is equal to the total number of Shares to be issued multiplied by a fraction, the numerator of which is the number of Net Outstanding Shares held by such Shareholder and the denominator of which is the total number of Net Outstanding Shares as of the date of the Issuance Notice. The Issuance Notice shall include the number of Shares, price and any other terms of the offer.

          (b) Each Shareholder may accept the JVCO's offer as to the full number of Shares offered to it or any lesser number, by written notice thereof given by such Shareholder to the JVCO prior to the expiration of the Participation Exercise Period, in which event the JVCO shall promptly sell and such Shareholder shall buy, upon the terms specified, the number of Shares agreed to be purchased by such Shareholder. The JVCO shall be free at any time prior to 45 days after the expiration of the Participation Exercise Period, to offer and sell to any Person the remainder of such Shares proposed to be issued by the JVCO, at a price and on terms no less favorable to the JVCO than those specified in the Issuance Notice. The

JVCO shall not sell such Shares as shall not have been purchased within such 45-day period without again complying with this Section 5.07.

          (c) A "Non-participation Issuance" is any issuance of Shares:

               (i) in consideration for the acquisition (whether by merger or otherwise) by the JVCO or any of its Subsidiaries of shares of capital stock or assets of any other entity, in a transaction that has been approved by the Board;

               (ii) in connection with strategic transactions approved by the Board;

               (iii) pursuant to an initial public offering of the JVCO's capital stock (an "IPO");

               (iv) as a dividend, stock split, split-up or similar distribution of the JVCO's equity securities approved by the Board;

               (v) pursuant to options granted to employees, directors or consultants of the JVCO pursuant to an option plan or other compensation arrangement approved by the Board;

               (vi) to financial institutions or lenders in connection with loan or credit financing arrangements approved by the Board; and

               (vii) upon exercise or conversion of outstanding securities of the JVCO.

               SECTION 5.08. Effect of Purchase. In the event that any Equity Equivalents are validly purchased, transferred or sold pursuant to this Article V, Schedule A shall be amended to reflect any changes in the Shareholders' ownership of Equity Equivalents, and a copy of such amended Schedule A shall be promptly distributed to each Shareholder. In the event that any Equity Equivalents of a Shareholder are validly purchased, transferred or sold pursuant to this Article V to a Third Party, as a condition to any such purchase, transfer or sale, such Third Party shall execute an amendment to this Agreement adding such Third Party as a Shareholder (only for purposes of Sections 3.04(f), 3.06(a), 3.07 and 3.16(b), and Article V hereof, but specifically excluding
Section 5.07), but not as an "Other Shareholder," and binding such Third Party to the terms and conditions of this Agreement.

               SECTION 5.09. Legends. The JVCO shall affix to each certificate, or, if applicable, other instrument, evidencing Equity Equivalents, a legend in substantially the following form (in addition to any other legends that may be required under applicable Law):

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SHAREHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 15, 2003, AS IT MAY THEREAFTER BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

               SECTION 5.10. Market Standoff. Each Shareholder hereby agrees that such Shareholder shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or other securities of the JVCO or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the JVCO held by such Shareholder (other than those included in the registration or offering) for a period specified by the representative of the underwriters of Shares (or other securities of the JVCO) not to exceed one hundred eighty (180) days following the date of the final prospectus used in a registration of such Shares (or other securities of the JVCO); provided that:

          (a) such agreement shall apply only to the IPO;

          (b) such agreement shall not apply to any Shares or other securities of the JVCO purchased in the IPO or purchased in the open market following the IPO; and

          (c) all officers and directors of the JVCO who hold Shares or other securities of the JVCO and other shareholders who own at least 1% of the JVCO's capital stock on a fully diluted basis enter into similar agreements.

               SECTION 5.11. Termination. Section 5.01, Section 5.04, Section
5.05 and Section 5.07 of this Agreement shall terminate in the event of an IPO.

                                   ARTICLE VI
                       SALES MATTERS AND OEM ARRANGEMENTS

               SECTION 6.01. Principal Products of the JVCO. Consistent with the Parties' intent to combine their complimentary strengths, the principal products to be sold by the JVCO shall be current and future generation LAN switch products, routers (including low-end, mid-range and high-end), which are currently developed, manufactured and sold by Huawei Technologies, and current and future generation LAN switch products, hub devices, LAN telephony/VoIP devices, WLAN (infrastructure and client) and nJack products, which are currently developed, manufactured and sold by 3Com or 3Com Technologies, and any substitutes therefor, as well as any other products that are approved from time to time by the Board.

          SECTION 6.02. *

          *

         SECTION 6.03

          (a) *

          (b) *

          (c) *

          (d) *

          (e) *

          (f) *

          (g) Huawei Technologies and 3Com have entered into an interim Huawei-3Com OEM agreement, pursuant to which 3Com purchases Huawei Contributed Products from Huawei Technologies for sale until the termination of such interim Huawei-3Com OEM agreement in accordance with its terms.

               SECTION 6.04. Sales of 3Com Products and 3Com Branded Products.
(a) "3Com Branded Products" means (i) the 3Com Products, and (ii) JVCO Products, purchased from JVCO under the JVCO-3Com OEM Agreement, under the 3Com Brand.

          (b) The JVCO and 3Com shall, concurrently with the execution of this Agreement, enter into the 3Com-JVCO OEM Agreement, substantially in the form attached to the Contribution Agreement. The JVCO shall have the exclusive right to sell 3Com Products purchased from 3Com pursuant to the 3Com-JVCO OEM Agreement in the PRC (it being understood that, under the terms of the 3Com-JVCO OEM Agreement, 3Com shall manufacture (or have manufactured) the 3Com Products for the JVCO).

          (c) *

               SECTION 6.05. Designated Territory Determinations. Any disputes over definitions of 3Com Designated Territories or JVCO Designated Territories on Schedule B-1 and Schedule B-2, respectively, shall be referred to the OEM Committee for resolution. No portion of Schedule B may be amended without Board approval, including the affirmative vote of at least one Huawei Holding Director and one 3Com Director.

               SECTION 6.06. *

          (a) *

          (b) *

               SECTION 6.07. *

               SECTION 6.08. Passive Sales. Nothing in this Article VI is intended by the parties to limit customer choice with respect to the purchase of any product covered by this Agreement.

               SECTION 6.09. General. The parties intend through these provisions, as they may be amended or clarified hereafter, to establish channels of distribution that are most effective in creating and expanding sales of the JVCO's products in competition with other suppliers * . To that end it is the parties' intention to build upon the complementary product lines, customer bases, brand names, channels and other assets of the parties, without unduly or improperly restricting any current or future competition between 3Com and Huawei Technologies or their Affiliates as independent companies.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

               SECTION 7.01. Financial Information. The JVCO will prepare and deliver to each Shareholder: (i) monthly income statements, balance sheet and financial information (including cash flow) as soon as practicable but in any event within five Business Days after the end of each month; (ii) Interim Financial Statements audited by the JVCO's independent auditor as soon as practicable but in any event within 15 Business Days after the end of each fiscal quarter; and (iii) Financial Statements that are audited by the JVCO's independent auditor as soon as practicable but in any event within 20 Business Days after the end of each fiscal year. Upon request by 3Com Technologies or Huawei Holding, as the case may be, the JVCO shall provide 3Com Technologies or Huawei Holding with such additional financial information as each may require to timely comply with its respective financial and other reporting requirements under applicable Law. To the extent practicable, the Shareholder requesting such additional financial information shall use commercially reasonable efforts to provide such requests for additional information to the JVCO sufficiently in advance of the required delivery date so as to allow the JVCO to incorporate such requests into its standard record keeping practices (which shall include U.S. GAAP, PRC GAAP and IAS record keeping) and minimize the incurrence of additional expenses for the JVCO. The JVCO will also timely provide 3Com Technologies and Huawei Holding with copies of all final reports (including management representation letters, list of adjustments not booked, management comment letters and the like) delivered by the JVCO's independent auditors.

               SECTION 7.02. Access to Information. From and after the date of the Closing, the JVCO will permit representatives of any of the Shareholders, at such Shareholder's expense and upon reasonable notice, to obtain all documents and other information in the possession of the JVCO as may reasonably be requested in order to enable any such Shareholder to monitor its investment in the JVCO and exercise its rights under this Agreement and the Transaction Documents. The JVCO shall, promptly following the Closing Date, develop and maintain a stand-alone IT system with a sufficient interface to the IT systems of each of 3Com and Huawei Technologies to enable 3Com and Huawei Technologies to comply with their respective financial and other reporting requirements under applicable Law.

               SECTION 7.03. *

          (a) * The restriction set forth in this Section 7.03(a) shall remain in effect until the earlier of the closing of either a Triggered Call Option or a Bidding Call Option, except with respect to the Shareholder that no longer has an ownership interest in the JVCO, for which this restriction shall continue in effect until the expiration of the eighteen-month period following the closing of such Triggered Call Option or Bidding Call Option. Except as expressly restricted herein, nothing in this Agreement shall act as a restriction on any Party to freely sell or distribute any other products manufactured by themselves or by third parties.

          (b) Scope. The covenants set forth in Section 7.03(a) above will be construed as a series of separate covenants, one for each country, province, state, city, or other political subdivision in the world. Except for geographic coverage, each separate covenant will be deemed identical in terms to the covenants set forth above. If, in any judicial proceeding, a court refuses to enforce any of the separate covenants (or any part thereof), then such unenforceable covenant (or such part) will be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. If the provisions of Section 7.03(a) above are deemed to exceed the time, geographic or scope limitations permitted by applicable Law, then the provisions will be reformed to the maximum time, geographic or scope limitations permitted by applicable Laws.

          (c) Reasonableness. Each of the Parties hereto acknowledges and agrees that the limitations of time, geography and scope of activity in this Agreement are reasonable because, among other things: (i) the Parties are engaged in a highly competitive industry; (ii) the Parties will have unique access to each others' trade secrets and know-how including, without limitation, the plans, strategy, and technology relating to the JVCO Products; (iii) each of the Parties is receiving significant consideration in the form of a potentially lucrative business opportunity resulting from the terms of this Agreement and the Transaction Documents; and (iv) each of the Parties will be able to maintain a suitable and satisfactory business without violation of this Agreement.

               SECTION 7.04. Confidentiality. Confidential Information (as defined in the Confidential Information Agreement) exchanged under this Agreement shall be governed by the Confidential Information Agreement.

               SECTION 7.05. Product Branding *

               SECTION 7.06. Cooperation Regarding Research and Development. Notwithstanding anything to the contrary contained in this Agreement, the Shareholders shall, and shall cause their Affiliates to, cause the JVCO to allocate sufficient capital and resources to ensure (i) adequate interoperability of JVCO

Products with the 3Com Parties' products in geographic regions and territories * , (ii) adequate product roadmaps for JVCO Products and products produced on an OEM basis for the JVCO, (iii) timely product launches to meet market requirements in * and other geographic regions and territories, (iv) to the extent permitted by Law, rationalization of the product offerings of the JVCO with those of Huawei Technologies and the 3Com Parties, and (v) alignment of the future research and development activities of the JVCO, Huawei Technologies and the 3Com Parties, including any outsourced research and development activities.

               SECTION 7.07 Ownership of Net Outstanding Shares. Notwithstanding anything to the contrary contained in this Agreement, in the event that any Shareholder's relative ownership percentage of Net Outstanding Shares would increase as a result of any change, event, circumstance or effect (or lack thereof) or otherwise, including any capital contribution, loan or other transaction to the extent permitted by this Agreement but excluding any change in ownership of Net Outstanding Shares as a result of any of the transactions contemplated by Article VIII hereof, the JVCO and such Shareholder shall take all action reasonably necessary to provide the Other Shareholder with a reasonable opportunity to maintain such Other Shareholder's relative ownership percentage of Net Outstanding Shares.

               SECTION 7.08.Dividend Policy. After paying income tax in accordance with the tax laws of the PRC, the Parties shall cause the WFOE to allocate to a reserve fund and a bonus and welfare fund for staff and workers from its profits to the extent required by PRC law. In the event that at least two-thirds of the Directors, which shall include at least one (1) Huawei Holding Director and one (1) 3Com Director, determine that retaining an amount from the WFOE's profits is necessary for future growth pursuant to Section 3.15(iii)(6) hereof, the WFOE shall retain such amount. Except as otherwise required by law or as otherwise agreed to in writing by the holders of at least two-thirds of the then outstanding JVCO Shares, at least once annually: (i) the Parties shall cause the WFOE to distribute to the JVCO in U.S. dollars its remaining after-tax profits; and (ii) the JVCO shall distribute all its distributable profits to the Shareholders after allocating required reserves for the employee equity plan. Such distribution by the JVCO shall be made to the Shareholders on a pro rata basis based on their respective shareholdings in the JVCO. This Section 7.08 shall not be amended or modified without the written consent of the holders of at least two-thirds of the then outstanding JVCO Shares.

                                  ARTICLE VIII
                            CALL OPTION; TERMINATION

               SECTION 8.01. Call Option Upon Certain Events. (a) In the event (and in such event, with reasonable prior written notice to the Parties hereto) of (i) the bankruptcy of a Shareholder (or, in the case of 3Com Technologies, 3Com), (ii) the liquidation, dissolution or winding-up of a Shareholder (or, in the case of 3Com Technologies, 3Com), (iii) the expropriation of a Shareholder's interest in the JVCO, (iv) the enactment, imposition or enforcement of any Law that is or would reasonably be expected to be materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the JVCO, taken as a whole, or (v) a Change of Control with respect to a Shareholder (or, in the case of 3Com Technologies, 3Com) (in each case, an "Affected Shareholder"), the Other Shareholder shall have the option (the "Triggered Call Option") to require the Affected Shareholder to sell to the Other Shareholder, at the Fair Value, in the case of a Triggered Call Option triggered by Section 8.01(a)(i) or at the Bid Price in the case of a Triggered Call Option triggered by Section 8.01(a)(ii) through (v), all of the Equity Equivalents held by the Affected Shareholder and its Affiliates.

          (b) The Triggered Call Option may be exercised by the Other Shareholder (the "Exercising Shareholder") by delivering to the Affected Shareholder notice of its intention to exercise such Triggered Call Option (the "Option Exercise Notice"). In the case of Section 8.01(a)(i), the Option Exercise Notice shall be irrevocable upon delivery to the Affected Shareholder. In the case of Section 8.01(a)(ii) through (v), each Bid Price shall be irrevocable upon delivery to the Other Shareholder in accordance with Section 8.01(d).

          (c) In the event the Exercising Shareholder delivers an Option Exercise Notice pursuant to Section 8.01(a)(i), each of the Parties shall use all commercially reasonable efforts to assist in the determination of the Fair Value of the Equity Equivalents (the "Option Price") held by the Affected Shareholder, including providing any information reasonably required for such purpose and having any directors, officers, management and employees, that may be reasonably required, assist in this process.

          (d) In the event the Exercising Shareholder delivers an Option Exercise Notice pursuant to Section 8.01(a)(ii) through (v), the Exercising Shareholder shall notify the Affected Shareholder of the price per Share (the "Bid Price") at which it is willing to purchase all of the Affected Shareholder's Equity Equivalents. The Affected Shareholder shall then be required to either agree to sell all of its Equity Equivalents to the Exercising Shareholder at the Bid Price or offer a higher Bid Price to purchase all of the Exercising Shareholder's Equity Equivalents. This process shall be an iterative bidding process alternating back and forth between the Shareholders until such point as one Shareholder elects to sell all of its Equity Equivalents to the Other Shareholder for the Bid Price being offered by the Other Shareholder. A Shareholder shall have three (3) Business Days in each round to elect either to accept the Bid Price of the Other Shareholder and sell its Equity Equivalents or counter-propose its own Bid Price. In the event that a Shareholder fails to deliver either such election to the Other Shareholder within any such three (3) Business Day period, such Shareholder shall be deemed to have elected to accept the Bid Price of the Other Shareholder and sell its Equity Equivalents. Each Bid Price under this Section 8.01(d) must exceed the previous Bid Price of the Other Shareholder by an amount equal to at least 2% of such previous Bid Price.

          (e) Any purchase and sale pursuant to this Section 8.01 shall occur at such date, time and place as the Shareholders shall agree, but in the event of a failure to so agree, such purchase and sale shall occur no later than on the 15th Business Day following the determination of the Option Price held by the Affected Shareholder or the Bid Price, as the case may be; provided, however, such date shall be extended as necessary to permit the Parties to obtain (i) all approvals of Governmental Authorities, and (ii) all approvals of Third Parties, in each case, reasonably necessary to effectuate the exercise of the Triggered Call Option.

          (f) Upon the consummation of any purchase and sale pursuant to this
Section 8.01, the Affected Shareholder shall deliver its Equity Equivalents, free and clear of Encumbrances and other charges together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to the Other Shareholder, against delivery of the Option Price for such Equity Equivalents by wire transfer, in immediately available funds, to the account of the Affected Shareholder designated for such purpose.

          (g) Notwithstanding anything to the contrary in this Agreement, the exercise of the Triggered Call Option pursuant to this Section 8.01 shall not require the approval or vote of the Board or the Shareholders.

               SECTION 8.02. Call Option After Third Anniversary. (a) Notwithstanding Section 8.01, at any time upon or after the third anniversary of the Closing Date, each Shareholder shall have the right (the "Bidding Call Option") to purchase all of the Equity Equivalents held by the Other Shareholder and its Affiliates, according to the procedure set forth in Section 8.02(b).

          (b) The Shareholder electing to exercise its Bidding Call Option set forth in Section 8.02(a) shall, in connection with its delivery of the Option Exercise Notice, notify the Other Shareholder of the Bid Price at which it is willing to purchase all of the Other Shareholder's Equity Equivalents. The non-exercising Shareholder shall then be required to either agree to sell all of its Equity Equivalents to the exercising Shareholder at the Bid Price or offer a higher Bid Price to purchase all of the exercising Shareholder's Equity Equivalents. This process shall be an iterative bidding process alternating back and forth between the Shareholders until such point as one Shareholder elects to sell all of its Equity Equivalents to the Other Shareholder for the Bid Price being offered by the Other Shareholder. A Shareholder shall have three (3) Business Days in each round to elect either to accept the Bid Price of the Other Shareholder and sell its Equity Equivalents or counter-propose its own Bid Price. In the event that a Shareholder fails to deliver either such election to the Other Shareholder within any such three (3) Business Day period, such Shareholder shall be deemed to have elected to accept the Bid Price of the Other Shareholder and sell its Equity Equivalents. Each Bid Price under this Section 8.02(b) must exceed the previous Bid Price of the Other Shareholder by an amount equal to at least 2% of such previous Bid Price and shall be irrevocable upon delivery to the Other Shareholder.

          (c) Upon the consummation of any purchase and sale pursuant to this
Section 8.02, the selling Shareholder shall deliver its Shares, free and clear of Encumbrances and other charges together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to the Other Shareholder, against delivery of the Bid Price for such Shares by wire transfer, in immediately available funds, to the account of the selling Shareholder designated for such purpose. (d) Notwithstanding anything to the contrary in this Agreement, the exercise of the Bidding Call Option pursuant to this Section 8.02 shall not require the approval or vote of the Board or the Shareholders.

               SECTION 8.03. 3Com Option to Purchase. (a) Provided 3Com and its Affiliates collectively hold at least 49% of the Net Outstanding Shares as of the second (2nd) anniversary of the Closing Date, 3Com Technologies shall have the one-time option to purchase from Huawei Holding, on such date, that number of Shares that is equal to 2% of the Net Outstanding Shares (the "3Com Option to Purchase"). The aggregate purchase price of these Shares shall be subject to negotiation between the Shareholders at the time of such purchase, but shall in no event be greater than US$28,000,000. In the event that the Shareholders fail to agree on this purchase price, the Shares shall, subject to the preceding sentence, be purchased for their Fair Value. 3Com Technologies shall notify Huawei Holding no later than 60 days prior to the second (2nd) anniversary of the Closing Date regarding whether 3Com Technologies has chosen to exercise this one-time option to purchase. 3Com Technologies may assign this right to any of its Affiliates.

          (b) Upon the consummation of the 3Com Option to Purchase pursuant to this Section 8.03, Huawei Holding shall deliver that number of Shares that is equal to 2% of the Net Outstanding Shares, free and clear of Encumbrances and other charges together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to 3Com, against delivery of the purchase price for such Shares by wire transfer, in immediately available funds, to the account of Huawei Holding designated for such purpose.

          (c) Notwithstanding anything in the contrary to this Agreement, the exercise of the 3Com Option to Purchase pursuant to this Section 8.03 shall not require the approval or vote of the Board or the Shareholders.

               SECTION 8.04. Termination. This Agreement shall terminate with respect to any Shareholder on the date on which such Shareholder no longer owns any Equity Equivalents; provided, however, that any liabilities or obligations of such Shareholder arising hereunder on or prior to such date, or based on any event or circumstance arising on or prior to such date, shall survive termination of this Agreement.

                                   ARTICLE IX
                                   TAX MATTERS

               SECTION 9.01. Operational Tax Matters. (a) As soon as practicable after the formation of the JVCO, Huawei Holding and 3Com Technologies shall designate 3Com Technologies as the tax matters partner of the JVCO ("Tax Matters Partner"), within the meaning of Section 6231(a)(7) of the Code. The Tax Matters Partner, subject to the authority of the Executive Management, shall be responsible solely for U.S. federal income tax matters of the JVCO. All other non-U.S. tax matters shall be the responsibility of the chief financial officer and his or her other financial officers.

          (b) A tax committee shall be formed, which shall be comprised of one
(1) representative from each of 3Com Technologies and Huawei Holding. The tax committee shall have the right to receive, upon reasonable request, information regarding Tax matters in respect of the JVCO from the Tax Matters Partner and the chief financial officer, and advise the Tax Matters Partner and the chief financial officer with respect to any and all such Tax Matters. In the event of a disagreement within the tax committee regarding any such Tax matter, either member thereof may refer the disagreement to the Board, whose decision (determined by a majority of its directors acting at any meeting during which such Tax matter is acted upon, provided a quorum of its directors is present thereat) shall be binding on the Tax Matters Partner and the chief financial officer in respect of such Tax matter.

          (c) 3Com Technologies and Huawei Holding hereby agree that the JVCO and the WFOE will make an election, or take such other action as may be required under applicable Law, to cause the JVCO to be treated as a partnership, and the WFOE to be treated as a disregarded entity, for all U.S. federal, state and local income tax purposes, and neither

Huawei Holding nor the 3Com Parties shall, and Huawei Holding and the 3Com Parties shall cause the JVCO not to, take any action inconsistent with such treatment.

          (d) Huawei Holding and 3Com Technologies shall cause the JVCO to furnish Huawei Holding and 3Com Technologies with a quarterly statement of such owner's distributive share, if any, of estimated income, gains, losses, deductions, and credits for the preceding fiscal quarter. Within 90 days after the end of each fiscal year, Huawei Holding and 3Com Technologies shall cause the JVCO to furnish Huawei Holding and 3Com Technologies with a final statement of such Shareholder's distributive share, if any, of income, gains, losses, deductions, and credits for the preceding fiscal year.

          (e) The fiscal year of the JVCO for tax and accounting purposes shall be from January 1st to December 31st.

          (f) 3Com Technologies and Huawei Holding hereby agree to cooperate and each use its commercially reasonable efforts to obtain any available Tax exemption, Tax holiday or other Tax incentive or benefit available to the JVCO, the WFOE or any Party under the Laws of Hong Kong, the PRC or any other relevant governmental entity or subdivision.

                                    ARTICLE X
                               GENERAL PROVISIONS

               SECTION 10.01. Conflict with Memorandum and Articles of Association of the JVCO or the Articles of Association of the WFOE. In the event that any provision of this Agreement conflicts with any provision of the Memorandum and Articles of Association of the JVCO or the Articles of Association of the WFOE, to the extent permitted by applicable Law, the terms of this Agreement shall control, and each Shareholder shall vote all of the Shares that it holds of record and shall take all actions necessary to ensure that at all times the Memorandum and Articles of Association of the JVCO or the Articles of Association of the WFOE do not conflict with any provision of this Agreement.

               SECTION 10.02. Further Action. Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated hereby, including, without limitation, the execution, acknowledgement, delivery and filing of the Memorandum and Articles of Association of the JVCO and Articles of Association of the WFOE, and any amendments thereto.

               SECTION 10.03. Indemnities. (a) The JVCO shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the JVCO) by reason of the fact that he is or was a Director, officer, employee or agent of the JVCO, or is or was serving at the request of the JVCO as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a "Covered Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the JVCO, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the JVCO, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The JVCO shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the JVCO to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the JVCO, or is or was serving at the request of the JVCO as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the JVCO and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the JVCO unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which a court shall deem proper.

          (c) To the extent that a Covered Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 10.03(a) and Section 10.03(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under Section 10.03(a) and Section 10.03(b) (unless ordered by a court) shall be made by the JVCO only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 10.03(a) and Section 10.03(b). Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of at least two Directors who were not parties to such action, suit or proceeding or
(ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion.

          (e) Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the JVCO in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the JVCO authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Law, agreement, vote of the Board or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. (g) The JVCO may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such.

          (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a Covered Person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               SECTION 10.04. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated in this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

               SECTION 10.05. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile (with written confirmation), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.05):

     if to 3Com Technologies:

     3Com Technologies
     c/o 3Com Corporation
     350 Campus Drive
     Marlborough, MA 01752
     U.S.A.
     Attention: Chief Financial Officer
                General Counsel
     Telephone: (1-508) 323-5000
     Fax: (1-508) 323-1111

     with a copy to:

     Wilson Sonsini Goodrich & Rosati, Professional Corporation
     650 Page Mill Road
     Palo Alto, California 94304-1050
     U.S.A.
     Attention: Larry W. Sonsini, Esq.
     Telephone: (1-650) 493-9300
     Fax: (1-650) 493-6811
     if to Huawei Holding:

     Shenzhen Huawei Investment & Holding Co., Ltd.
     1st Fl., The Mechanical Processing Center
     Huawei Industrial Base
     Bantian, Longgang
     Shenzhen 518129, China
     Attention: Guo Ping, Executive Vice President
     Telephone: (86-755) 2878-5337
     Fax: (86-755) 2878-5340

     with a copy to:

     Shearman & Sterling
     Suite 2318, China World Tower II
     1 Jianguomenwai Dajie,
     Chaoyang District
     100004 Beijing, China
     Attention: Lee Edwards, Esq.
     Telephone: (86-10) 6505-3399
     Fax: (86-10) 6505-1818

     If to the JVCO:

     Huawei-3Com Co., Ltd.
     Rooms 3610-12, 36th Floor, The Centre
     No. 99 Queen's Road, Central, Hong Kong
     Attention: General Counsel
     Telephone: (852) 2588-1899
     Fax: (852) 2802-0768

               SECTION 10.06. Public Announcements. No Party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or otherwise communicate with any news media without the prior written consent of the other Parties, and the Parties shall cooperate as to the timing and contents of any such press release or public announcement. Notwithstanding the foregoing, where an announcement is required by Law or stock exchange rules or regulations, the Party required to make such an announcement shall notify the other Parties of such (and provide a copy of such to the other Parties) as soon as practicable in advance of such announcement and, to the extent practical, take the views of the other Parties in respect of such announcement into account prior to making such announcement.

               SECTION 10.07. Severability. The JVCO is not bound by any provision of this Agreement to the extent that it constitutes an unlawful fetter on any statutory power of the JVCO. This shall not affect the validity of the relevant provision as between the other Parties to this Agreement or the respective obligations of the other Parties as between themselves. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

               SECTION 10.08. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Huawei Holding, Huawei Technologies, 3Com and 3Com Technologies with respect to the subject matter hereof.

               SECTION 10.09. Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of each Shareholder (which consent may be granted or withheld in the sole discretion of each such Shareholder).

               SECTION 10.10. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted assigns and, except as provided in Section 10.03, nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

               SECTION 10.11. Amendment and Waiver. (a) This Agreement may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, each Shareholder and acknowledged by the JVCO, or (ii) by a waiver in accordance with Section 10.11(b).

          (b) Any Shareholder may (i) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, (ii) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered by the other Parties pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other Parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The delay or failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. Any extension of time or other indulgence granted to a Party hereunder shall not otherwise alter or affect any power, remedy or right of any other Party, or the obligations of the Party to whom such extension or indulgence is granted.

               SECTION 10.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State without regard to conflicts of law.

               SECTION 10.13. Dispute Resolution. (a) All disputes between the Parties arising out of or in connection with this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of any Party hereto. In the event that any such dispute cannot be resolved thereby within a period of sixty
(60) calendar days after such written request has been given, any Party may request resolution by arbitration and the dispute shall be finally settled by arbitration in Singapore under the Rules of Arbitration of the International Chamber of Commerce as then in effect. The arbitration shall be conducted by an arbitral tribunal consisting of three arbitrators appointed in accordance with the Rules of Arbitration of the International Chamber of Commerce. The award of the arbitrators shall be final and binding upon the Parties, and shall not be subject to any appeal.

          (b) Each of the Parties participating in an arbitration pursuant to the terms of this Agreement shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs (including reasonable attorney's fees, administrative fees, arbitrators' fees and court costs) to the prevailing Party.

               SECTION 10.14. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 10.15. Languages. This Agreement is being executed in both the English and Chinese languages, and both language versions shall be equally valid and binding.

               SECTION 10.16. Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity without the necessity of demonstration of the inadequacy of monetary damages.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties hereto have caused this Shareholders' Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        SHENZHEN HUAWEI INVESTMENT & HOLDING CO,
                                        LTD.


                                        By: /s/ REN ZHENGFEI
                                            ------------------------------------
                                        Name: Ren Zhengfei
                                        Title: Chief Executive Officer


                                        3COM TECHNOLOGIES


                                        By: /s/ NEAL D. GOLDMAN
                                            ------------------------------------
                                        Name: Neal D. Goldman
                                        Title: President


                                        HUAWEI-3COM CO., LTD.


                                        By: /s/ REN ZHENGFEI
                                            ------------------------------------
                                        Name: Ren Zhengfei
                                        Title: Chief Executive Officer

     Huawei Technologies hereby executes this Agreement with respect to, and agrees to comply with, the provisions of Article VI and Section 7.03, Section
7.05 and Section 7.06 of this Agreement. In addition, (i) if, to the extent that and only for so long as Huawei Technologies is deemed under applicable law to be the legal owner of the Shares subscribed by Huawei Holding or (ii) if Huawei Technologies succeeds to the interest of Huawei Holding in the JVCO, it will fulfill all of Huawei Holding's obligations and responsibilities, and enjoy all of Huawei Holding's rights and benefits under this Agreement, and shall hold such Shares subject to all of the provisions of this Agreement.

                                        HUAWEI TECHNOLOGIES CO., LTD.


                                        By: /s/ REN ZHENGFEI
                                            ------------------------------------
                                        Name: Ren Zhengfei
                                        Title: Chief Executive Officer


ACKNOWLEDGED AND AGREED BY:

3COM TECHNOLOGIES

By: /s/ NEAL D. GOLDMAN
    ---------------------------------
Name: Neal D. Goldman
Title: President


SHENZHEN HUAWEI INVESTMENT & HOLDING CO,
LTD.


By: /s/ REN ZHENGFEI
    ---------------------------------
Name: Ren Zhengfei
Title: Chief Executive Officer


HUAWEI-3COM CO., LTD


By: /s/ REN ZHENGFEI
    ---------------------------------
Name: Ren Zhengfei
Title: Chief Executive Officer

                                   SCHEDULE A

                              INITIAL SHAREHOLDERS

                                                                       Shares    Ownership
       Name                         Mailing Address                    Owned    Percentage
       ----                         ---------------                  ---------  ----------
Huawei Holding      Shenzhen Huawei Investment & Holding Co., Ltd.   4,949,550      51%
                    1st Fl., The Mechanical Processing Center
                    Huawei Industrial Base
                    Bantian, Longgang
                    Shenzhen 518129, China

                    Attention: Guo Ping, Executive Vice President

3Com Technologies   3Com Technologies                                4,755,450      49%
                    c/o 3Com Corporation
                    350 Campus Drive
                    Marlborough, MA 01752
                    U.S.A.

                    Attention: Chief Financial Officer
                               General Counsel

                                  SCHEDULE B-1

                                        *

                                  SCHEDULE B-2

                                        *

                                   SCHEDULE C

                                        *

                                   SCHEDULE D

                                        *

                                    EXHIBIT A

               MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE JVCO

                                    EXHIBIT B

                       ARTICLES OF ASSOCIATION OF THE WFOE